UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 17, 2003

WILLIAMS ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Organization)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 22186 Tulsa, Oklahoma		74121-2186
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 934-6571

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.           Changes in Control of Registrant

General

On April 21, 2003, we announced that subsidiaries of The Williams Companies, Inc. (or Williams) agreed to sell their approximate 54.6% interest in us to WEG Acquisitions, L.P. (or Buyer), a Delaware limited partnership recently formed by Madison Dearborn Partners, LLC and Carlyle/Riverstone Global Energy and Power Fund II, L.P. We refer to this transaction as the “Acquisition.”

On June 17, 2003, we announced that the Acquisition was consummated.  The Buyer purchased all of the limited partner interests in us owned by Williams through its subsidiaries and all of the membership interests in our general partner. These limited partner interests consist of 1,079,694 common units, 5,679,694 subordinated units and 7,830,924 class B common units.  The Buyer became the owner, directly and through its ownership of WEG GP LLC, our general partner, of an approximate 54.6% interest in us, including a 2% general partner interest. Through its purchase of all of the membership interests in our general partner, the Buyer also became the indirect owner of all of our incentive distribution rights, which are limited partner interests in us that entitle the holder to an increasing percentage of our cash distributions as we increase distributions to our common unitholders.

At the closing of the Acquisition:

•                  Williams Energy Services, LLC (or WES) sold to the Buyer 757,193 common units, 4,589,193 subordinated units and a 99.81% membership interest in our general partner;

•                  Williams Natural Gas Liquids, Inc. (or WNGL) sold to the Buyer 322,501 common units, 1,090,501 subordinated units and a 0.19% membership interest in our general partner; and

•                  Williams GP LLC sold to the Buyer 7,830,924 class B common units.

The following discussion of the Acquisition includes a summary of certain provisions of the purchase agreement relating thereto and a number of the related transaction documents.  This discussion does not summarize all of the provisions of the purchase agreement or the other transaction documents entered into in connection with the Acquisition.  We have included some of the transaction documents as exhibits to the current report on Form 8-K that we filed with the Securities and Exchange Commission (or SEC) on April 21, 2003 and as exhibits to this Form 8-K, and we refer you to these exhibits for the legal terms that govern the matters set forth therein.  We also refer you to the Schedule 14f-1 that we filed with the SEC on June 4, 2003 discussing the Acquisition and the change of a majority of the members of the board of directors of our general partner upon the closing of the Acquisition.

Purchase Price

The Buyer paid to the Williams’ subsidiaries an aggregate of approximately $509.9 million in cash.  The purchase price for the Acquisition also consists of the following additional payments to be made by the Buyer:

•                  a second payment of up to approximately $1.9 million, which is based on the amount of the first regular quarterly cash distribution expected to be received by the Buyer after the closing of the Acquisition;

•                  a third possible payment based on a percentage of the net proceeds in excess of $37.50 per unit from the sale, if any, by the Buyer of the first 5,000,000 common units or class B common units after the closing of the Acquisition, up to a maximum payment of $20.0 million. The Buyer is entitled to decide in its sole discretion whether to sell any units and how many units to sell; and

•                  the Buyer’s assumption at the closing of the Acquisition of WES’ obligations to indemnify our general partner, us and our subsidiaries for certain environmental remediation obligations in an aggregate amount of up to approximately $21.9 million.

The Buyer financed the first payment of approximately $509.9 million through a combination of equity investments from Madison Dearborn Partners, LLC and Carlyle/Riverstone Global Energy and Power Fund II, L.P. and proceeds from a $200.0 million senior secured credit agreement entered into at the closing of the Acquisition by and among the Buyer, the lenders from time to time parties thereto, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent, and Lehman Commercial Paper Inc., as administrative agent.

A copy of the purchase agreement relating to the Acquisition is incorporated by reference as an exhibit to the current report on Form 8-K that we filed with the SEC on April 21, 2003.  Amendment No. 1 to the purchase agreement, dated May 5, 2003, is furnished as Exhibit 99.1 to this Form 8-K.

Buyer Board Designees

It was a condition to the closing of the Acquisition that designees or nominees of the Buyer constitute a majority of the members of the board of directors of our general partner, which oversees our business and operations.  One director resigned on April 22, 2003 and was not replaced. Of the remaining six directors, five resigned effective immediately prior to or upon the closing of the Acquisition.  The sixth director, Don R. Wellendorf, the President and Chief Executive Officer of our general partner, continues to serve as a director of our general partner.

Four of the six vacancies created by these resignations were filled at the closing of the Acquisition through the appointment of individuals affiliated with Madison Dearborn Partners, LLC and Carlyle/Riverstone Global Energy and Power Fund II, L.P.  For further information about these designees, please see the section entitled “Buyer’s Director Designees” in our Schedule 14f-1 that we filed with the SEC on June 4, 2003.  In addition, the Buyer has advised us that as soon as practicable after the closing of the Acquisition, it intends to expand the size of the board to eight members and appoint three additional directors who satisfy the “independence” requirements of the New York Stock Exchange and the SEC.

Executive Officers; Personnel

Most of the pre-Acquisition executive officers of our general partner have continued in those capacities following the Acquisition.  We have also been advised by the Buyer that some of the executive officers of our general partner have made minority investments in the Buyer, thereby becoming limited partners of the Buyer.  We expect that certain of the personnel who are currently employees of Williams or its subsidiaries and who continue to operate our pipelines and other assets during a transition period will, subsequent to the transition period, be transferred to and become employees of the Buyer.

Old Omnibus Agreement; New Omnibus Agreement

The old omnibus agreement that we entered into with Williams and its affiliates and our general partner in February 2001 in connection with our initial public offering terminated upon the closing of the Acquisition.  At the closing of the Acquisition, the Buyer, Williams, WES and WNGL entered into a new omnibus agreement to which our partnership is a third-party beneficiary.  A form of the new omnibus agreement was incorporated by reference as an exhibit to the current report on Form 8-K that we filed with the SEC on April 21, 2003.  The execution version of the new omnibus agreement is filed as Exhibit 10.3 to this Form 8-K.

The new omnibus agreement provides for the following:

•                  Williams Non-Compete: Williams and its affiliates will not, subject to the limitations and procedures provided in the new omnibus agreement, engage in or acquire certain competing businesses with us until June 2005, but this restriction will terminate upon a change of control of Williams;

•                  Buyer Non-Compete: The Buyer and its subsidiaries, including our general partner, will not, subject to the limitations and procedures provided in the new omnibus agreement, engage in or acquire certain competing businesses with us until June 2005, but these restrictions will terminate upon a change of control of the Buyer or our general partner;

•                  Williams Environmental Indemnification: Williams and WES will continue to indemnify us for covered environmental losses on terms substantially similar to those provided under the old omnibus agreement;

•                  Williams Right-of-Way Indemnification: Williams and WNGL will continue to indemnify us for right-of-way defects on terms substantially similar to those provided under the old omnibus agreement. These provisions are subject to early termination upon a change of control of the Buyer or our general partner;

•                  Buyer G&A Reimbursement Cap: There are limitations through 2010 on the amount of general and administrative expenses for which we are required to reimburse the Buyer and its affiliates, which operate as follows:

•                  for expenses below a lower cap amount, we are required to reimburse the Buyer and its affiliates;

•                  for expenses above the lower cap amount and below an upper cap amount, we are not required to reimburse the Buyer and its affiliates; and

•                  for expenses above the upper cap amount, we are required to reimburse the Buyer and its affiliates, although Williams agreed to reimburse the Buyer for these amounts for the initial 12 months following the Acquisition.

The initial lower cap amount for 2003 is equivalent to the 2003 cap under the old omnibus agreement of approximately $37.9 million, but will escalate annually beginning in 2004 at 7% (or, if greater, the percentage increase in the Consumer Price Index), which is a higher escalation rate than under the old omnibus agreement. The upper cap amount, initially $49.3 million for 2003, will escalate annually beginning in 2004 at the lesser of 2.5% and the percentage increase in the Consumer Price Index.

These limitations on our obligation to reimburse the Buyer and its affiliates for general and administrative expenses will terminate upon a change of control of the Buyer or our general partner; and

•                  Williams Maintenance Capital Expenditure Reimbursement: Williams and its affiliates will continue their obligation to reimburse us through 2004 for maintenance capital expenditures to maintain the Williams Pipe Line assets on terms substantially similar to those provided under the old omnibus agreement.

Old Services Agreement; New Services Agreement

During a transition period after the closing of the Acquisition, the employees that manage our operations will continue to be employees of Williams and its affiliates.  We are a party to a services agreement with affiliates of Williams whereby these affiliates have agreed to perform specified services, including providing necessary employees, to operate our assets. On June 17, 2003, Williams exercised its right to terminate this services agreement, effective as of September 15, 2003, although Williams may continue after that date to provide similar services to the Buyer under a transition services agreement with the Buyer if the necessary employees have not yet been transferred from Williams to the Buyer or its affiliates by that time.

At the closing of the Acquisition, we entered into a new services agreement with the Buyer pursuant to which the Buyer has agreed to perform specified services, including providing necessary employees to operate our assets after the transition period, when the employees that will manage our operations are transferred to the Buyer or its affiliates.  In return, we will be required to reimburse the Buyer for its direct and indirect expenses incurred in providing these services, subject to the limitations on reimbursement of general and administrative expenses under the new omnibus agreement.

As with our old services agreement, the Buyer has have the right at any time to terminate its obligations under this new services agreement upon 90 days notice. To the extent that neither the Buyer nor any of its subsidiaries (including our general partner) provides these services to us, the limitations under the new omnibus agreement on our reimbursement of general and administrative expenses relating to these services would no longer apply and we may incur increased general and administrative expenses.

Amendments to GP LLC Agreement

Upon the closing of the Acquisition, the Buyer, as the sole member of our general partner, entered into the Second Amendment to Limited Liability Company Agreement of WEG GP LLC (or the Second Amendment), which is filed as Exhibit 3.1 to this Form 8-K.  The provisions of the Second Amendment provide for, among other matters, amendments to address the single-member status of our general partner as of the closing of the Acquisition.

Upon the closing of the Acquisition, the board of directors of our general partner and the Buyer, as the sole member, adopted the Third Amendment to Limited Liability Company Agreement of WEG GP LLC (or the Third Amendment), which is filed as Exhibit 3.2 to this Form 8-K.  Among other provisions, the Third Amendment provides for the approval of Buyer, as the sole member of our general partner, prior to the board of directors taking certain actions with respect to extraordinary matters that would, or would reasonably be expected to have, a direct or indirect material affect on the Buyer’s membership interest in our general partner.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements.

None

(b)                                 Pro Forma Financial Information

None

(c)                                  Exhibits

3.1                                 Second Amendment to Limited Liability Company Agreement of WEG GP LLC, dated as of June 17, 2003.

3.2                                 Third Amendment to Limited Liability Company Agreement of WEG GP LLC, dated as of June 17, 2003.

10.1                           Amendment No. 1, dated as of May 30, 2003, to Note Purchase Agreement dated October 1, 2002 by and among the Holders (as defined therein), Williams Pipe Line Company, LLC, Williams Energy Partners L.P. and WEG GP LLC.

10.2                           Third Amendment to Credit Agreement, dated as of June 3, 2003, among (i) Williams OLP, L.P., as Borrower, (ii) Williams NGL, LLC, Williams Pipelines Holdings, L.P., Williams Terminals Holdings, L.P. and Williams

Ammonia Pipeline, L.P., as Guarantors, (iii) Bank of America, N.A., as Administrative Agent, and (iv) the Lenders party thereto.

10.3                           New Omnibus Agreement, dated as of June 17, 2003, by and among WEG Acquisitions, L.P., Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc. and The Williams Companies, Inc.

10.4                           ATLAS 2000 System Assignment, Contribution and License Agreement between Williams Energy Services, LLC and Williams Energy Partners L.P.

10.5                           Services Agreement, dated as of June 17, 2003, among Williams Petroleum Services, LLC, Williams Alaska Pipeline Company, LLC and Williams Pipe Line Company, LLC.

10.6                           Services Agreement, dated as of June 17, 2003, among WEG GP LLC, Williams Energy Partners L.P. and WEG Acquisitions, L.P.

99.1*                    Amendment No. 1, dated as of May 5, 2003, to Purchase Agreement dated as of April 18, 2003 by and among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.

99.2*                    Press Release of Williams Energy Partners L.P., dated June 17, 2003.

*  Furnished pursuant to Item 9 of this Form 8-K.

Item 9.           Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 of this Form 8-K, including the exhibits referred to below, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

The registrant furnished as Exhibit 99.1 to this Form 8-K Amendment No. 1, dated as of May 5, 2003, to Purchase Agreement, dated as of April 18, 2003 by and among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.

The registrant furnished as Exhibit 99.2 to this Form 8-K a press release dated June 17, 2003 announcing the consummation of the sale by subsidiaries of The Williams Companies, Inc. of their approximate 54.6% interest in us to WEG Acquisitions, L.P.

Exhibits 99.1 and 99.2 shall be deemed a part of this Item 9 for all purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS ENERGY PARTNERS L.P.

BY: WEG GP LLC,
its General Partner

Date: June 17, 2003	By:	/s/ Don R. Wellendorf
Name: Don R. Wellendorf
Title: President and Chief Executive Officer

Exhibit Index

3.1                                 Second Amendment to Limited Liability Company Agreement of WEG GP LLC, dated as of June 17, 2003.

3.2                                 Third Amendment to Limited Liability Company Agreement of WEG GP LLC, dated as of June 17, 2003.

10.1                           Amendment No. 1, dated as of May 30, 2003, to Note Purchase Agreement dated October 1, 2002 by and among the Holders (as defined therein), Williams Pipe Line Company, LLC, Williams Energy Partners L.P. and WEG GP LLC.

10.2                           Third Amendment to Credit Agreement, dated as of June 3, 2003, among (i) Williams OLP, L.P., as Borrower, (ii) Williams NGL, LLC, Williams Pipelines Holdings, L.P., Williams Terminals Holdings, L.P. and Williams Ammonia Pipeline, L.P., as Guarantors, (iii) Bank of America, N.A., as Administrative Agent, and (iv) the Lenders party thereto.

10.3                           New Omnibus Agreement, dated as of June 17, 2003, by and among WEG Acquisitions, L.P., Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc. and The Williams Companies, Inc.

10.4                           ATLAS 2000 System Assignment, Contribution and License Agreement between Williams Energy Services, LLC and Williams Energy Partners L.P.

10.5                           Services Agreement, dated as of June 17, 2003, among Williams Petroleum Services, LLC, Williams Alaska Pipeline Company, LLC and Williams Pipe Line Company, LLC.

10.6                           Services Agreement, dated as of June 17, 2003, among WEG GP LLC, Williams Energy Partners L.P. and WEG Acquisitions, L.P.

99.1*                    Amendment No. 1, dated as of May 5, 2003, to Purchase Agreement dated as of April 18, 2003 by and among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.

99.2*                    Press Release of Williams Energy Partners L.P., dated June 17, 2003.

*  Furnished pursuant to Item 9 of this Form 8-K.